Exhibit 10.20

                         Concurrent Computer Corporation
                            4375 River Green Parkway
                              Duluth, Georgia 30096
                                 (678) 258-4000


                                October 22, 2001


Comcast Corporation
1500 Market Street
Philadelphia, PA 19102-2148
Attention:  General Counsel



Dear Sir:

     Reference is hereby made to the Registration Rights Agreement between Concurrent Computer Corporation (the "Company") and Comcast Concurrent Holdings,
                                      -------
Inc. ("Comcast"), dated March 29, 2001 (the "Registration Rights Agreement"),
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and the Company's Registration Statement on Form S-3 expected to be filed with the Securities and Exchange Commission on or about October 22, 2001 (the "Shelf
                                                                          -----
Registration Statement") that includes therein the registration of 54,431 shares
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to be offered and sold by Comcast (the "Comcast Shares"). Capitalized terms used
                                        --------------
but not defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

     In consideration of the agreements of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

     1.     Sales Blackout Periods.  Notwithstanding Section 5(c) of the
            ----------------------
Registration Rights Agreement, the Company may commence a Sales Blackout Period immediately after the end of a Sales Blackout Period with respect to the Comcast Shares to be offered and sold by Comcast under the Shelf Registration Statement. This provision shall be in effect for so long as any Comcast Shares are registered under the Shelf Registration Statement. Except as otherwise provided herein, all terms and conditions of the Registration Rights Agreement, including
Section 5(c) with respect to the limitation on Sales Blackout Periods, shall remain in full force and effect.

     2.     Counterparts.  This letter agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     3.     Governing Law.  This letter agreement shall be governed by and
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construed in accordance with the internal laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.


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     If the foregoing accurately reflects our understanding, please sign below to evidence your acceptance and agreement with the foregoing and return one copy of this letter to the undersigned, whereupon it shall become a binding agreement.

                              Very truly yours,

                              /s/ Steven R. Norton
                              ---------------------------------
                              Steven R. Norton
                              Executive Vice President and
                              Chief Financial Officer,
                              Concurrent Computer Corporation



Agreed and accepted as of the
date first above written:


COMCAST  CONCURRENT  HOLDINGS,  INC.



By:  /s/  Abram  E.  Patlove
     ------------------------------
Name:   Abram E. Patlove
Title:  President


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